Exhibit 99.1

Brookdale Announces First Quarter 2025 Results and Increases Annual Guidance

Nashville, Tenn., May 6, 2025 - Brookdale Senior Living Inc. (NYSE: BKD) ("Brookdale" or the "Company") announced results for the quarter ended March 31, 2025.

HIGHLIGHTS

•Delivered first quarter 2025 financial and operational results above the Company's expectations.
•Established a strong foundation for growth in 2025, first quarter same community weighted occupancy was 80.0% driven by favorable counter-seasonal performance.
•Same community operating income increased 7.6% over the prior year period.
•Compared to the prior year period, first quarter net cash provided by operating activities improved $24.5 million to $23.4 million and Adjusted Free Cash Flow(1) improved $30.1 million to $3.8 million for the quarter.

“Our solid first quarter results and annual guidance raise are a testament to the significant momentum underway at Brookdale as we continue to meet the diverse needs of the large aging older adult population,” said Denise Warren, Brookdale’s Interim Chief Executive Officer and Chairman. “The Board and management team are continuing to execute on our strategy to position Brookdale for accelerated growth. We are operating with purpose and are confident in our ability to deliver strong financial results, generate significant and growing cash flow, and drive substantial shareholder value creation, both this year and in years to come.”

SUMMARY OF FIRST QUARTER FINANCIAL RESULTS

Consolidated summary of operating results and metrics:

			Increase / (Decrease)
($ in millions, except RevPAR and RevPOR)	1Q 2025	1Q 2024	Amount	Percent
Resident fees	$777.5	$744.2	$33.3	4.5%
Facility operating expense	557.0	542.6	14.4	2.7%
General and administrative expense	47.9	45.7	2.2	4.7%
Cash facility operating lease payments	56.7	64.6	(7.9)	(12.2)%
Net income (loss)	(65.0)	(29.6)	35.4	119.7%
Adjusted EBITDA (1)	124.1	97.6	26.5	27.2%

RevPAR	$5,090	$4,854	$236	4.9%
Weighted average occupancy	79.3%	77.9%	140 bps	n/a
RevPOR	$6,416	$6,228	$188	3.0%

(1)    Adjusted EBITDA and Adjusted Free Cash Flow are financial measures that are not calculated in accordance with GAAP. See "Non-GAAP Financial Measures" for the Company's definition of such measures, reconciliations to the most comparable GAAP financial measures, and other important information regarding the use of the Company's non-GAAP financial measures.

Same community(2) summary of operating results and metrics:

			Increase / (Decrease)
($ in millions, except RevPAR and RevPOR)	1Q 2025	1Q 2024	Amount	Percent
Resident fees	$693.1	$663.4	$29.7	4.5%
Facility operating expense	$492.4	$476.9	$15.5	3.2%
RevPAR	$5,202	$4,980	$222	4.5%
Weighted average occupancy	80.0%	78.7%	130 bps	n/a
RevPOR	$6,507	$6,332	$175	2.8%

(2)    The same community senior housing portfolio includes operating results and data for 560 communities consolidated and operational for the full period in both comparison years. Consolidated communities excluded from the same community portfolio include communities acquired or disposed of since the beginning of the prior year, communities classified as assets held for sale, certain communities planned for disposition including through asset sales or lease terminations, certain communities that have undergone or are undergoing expansion, redevelopment, and repositioning projects, and certain communities that have experienced a casualty event that significantly impacts their operations. To aid in comparability, same community operating results exclude natural disaster expense. The same community portfolio excludes 59 communities, including 55 communities leased from Ventas, Inc. with a lease maturity in 2025.

Recent consolidated occupancy trend:

	2024
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Weighted average	78.0%	77.9%	77.9%	77.9%	78.1%	78.2%	78.6%	78.9%	79.2%	79.4%	79.5%	79.3%
Month end	79.3%	79.2%	79.1%	79.2%	79.5%	79.7%	79.9%	80.4%	80.5%	80.8%	80.4%	80.5%

	2025
	Jan	Feb	Mar	Apr
Weighted average	79.2%	79.3%	79.5%	79.8%
Month end	80.6%	80.8%	80.9%	81.0%

OVERVIEW OF RESULTS: 1Q 2025 vs 1Q 2024

•Resident fees: The increase was primarily due to the increase in RevPOR, primarily the result of the current year rate increases, and 140 basis points of weighted average occupancy growth.

•Facility operating expense: The increase was primarily due to wage rate increases and an increase in utilities expense, partially offset by an additional day of expense in the prior year period due to the leap year.

•General and administrative expense: The increase was primarily attributable to $1.6 million of transaction costs for stockholder relations advisory matters in the current period and an increase in non-cash stock-based compensation expense compared to the prior year period.

•Cash facility operating lease payments: The decrease was primarily due to the acquisition of 36 communities previously subject to operating leases subsequent to the prior year period.

•Net income (loss): The increase in net loss was primarily attributable to a $32.8 million loss on extinguishment of a financing obligation during the first quarter of 2025 for the reacquisition of three communities previously subject to sale-leaseback transactions for the amount by which the repurchase price exceeded the previously recognized financing obligation for such three communities, the increase in facility operating expense, and an increase in interest expense, partially offset by the increase in resident fees.

•Adjusted EBITDA: The increase was primarily due to the increase in resident fees and the decrease in cash facility operating lease payments, partially offset by the increase in facility operating expense.

LIQUIDITY

Consolidated summary of liquidity metrics for comparable quarters:

			Increase / (Decrease)
($ in millions)	1Q 2025	1Q 2024	Amount
Net cash provided by (used in) operating activities	$23.4	$(1.1)	$24.5
Non-development capital expenditures, net	41.1	50.6	(9.5)
Adjusted Free Cash Flow (1)	3.8	(26.3)	30.1

•Net cash provided by (used in) operating activities: The year-over-year change in net cash provided by (used in) operating activities was primarily due to the increase in resident fees, partially offset by the increase in facility operating expense.

•Non-development capital expenditures, net: The year-over-year decrease in non-development capital expenditures, net of lessor reimbursements, was primarily due to a $5.5 million decrease in remediation costs at the Company's communities resulting from natural disasters and a $1.8 million increase in lessor reimbursements.

•Adjusted Free Cash Flow: The year-over-year change was primarily due to the change in net cash provided by (used in) operating activities and the decrease in non-development capital expenditures, net, partially offset by a decrease in property and casualty insurance proceeds.

•Total liquidity: Total liquidity of $306.0 million as of March 31, 2025 included $239.7 million of unrestricted cash and cash equivalents and $66.3 million of availability on the Company's secured credit facility. Total liquidity as of March 31, 2025 decreased $83.3 million from December 31, 2024, primarily attributable to cash paid for acquisitions, net of financing proceeds during the quarter.

TRANSACTION AND FINANCING UPDATE

In February 2025, the Company acquired 30 previously leased communities (1,561 units) for $310.0 million, funded through $241.1 million of mortgage debt financing and cash on hand, as further described in the press release issued on March 3, 2025.

In March 2025, the Company elected to exercise its right to settle its remaining outstanding 2,291,338 prepaid stock purchase contracts, pursuant to the early settlement right in the purchase contract agreement, and the Company delivered 29,636,386 shares of the Company's common stock upon settlement. As of March 31, 2025, the Company had no outstanding prepaid stock purchase contracts and $7.2 million payable in 2025 for the senior amortizing notes component of the Company's tangible equity units.

2025 OUTLOOK

Reflecting an improved 2025 outlook, the Company has favorably revised its annual RevPAR and Adjusted EBITDA guidance ranges.

•Full year 2025 guidance for RevPAR year-over-year growth has been improved to a range of 5.00% to 5.75% from the previous range of 4.75% to 5.75%.
•The Company also raised its full year 2025 Adjusted EBITDA guidance to a range of $440 million to $450 million from the previous range of $430 million to $445 million. This reflects a $7.5 million Adjusted EBITDA increase at the midpoint of the guidance range.
•In the aggregate, the Company continues to expect its full year 2025 non-development capital expenditures, net of anticipated lessor reimbursements and property and casualty insurance proceeds, to be $175 million to $180 million.
•Additionally, the Company is providing an expectation to deliver positive Adjusted Free Cash Flow in the range of $30 million to $50 million for the full year 2025.

Full year 2025 guidance includes only announced acquisition and disposition activity and, for purposes of providing guidance only, assumes an October 1, 2025 disposition date for all 55 Ventas non-renewal communities to be transitioned or sold. Reconciliation of the non-GAAP financial measures included in the foregoing guidance to the most comparable GAAP financial measures are not available without unreasonable effort due to the inherent difficulty in forecasting the timing or amounts of items required to reconcile Adjusted EBITDA from the Company's net income (loss) and Adjusted Free Cash Flow from the Company's net cash provided by (used in) operating activities. Variability in the timing or amounts of items required to reconcile the measure may have a significant impact on the Company's future GAAP results.

SUPPLEMENTAL INFORMATION

The Company will post on its website at brookdaleinvestors.com supplemental information relating to the Company's first quarter results, an updated investor presentation, and a copy of this earnings release. The supplemental information and a copy of this earnings release will also be furnished in a Form 8-K to be filed with the SEC.

EARNINGS CONFERENCE CALL

Brookdale's management will conduct a conference call to discuss the financial results for the first quarter on May 7, 2025 at 9:00 AM ET. The conference call can be accessed by dialing (800) 715-9871 (from within the U.S.) or (646) 307-1963 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the access code "1482282".

A webcast of the conference call will be available to the public on a listen-only basis at brookdaleinvestors.com. Please allow extra time before the call to download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available through the website following the call.

For those who cannot listen to the live call, a replay of the webcast will be available until 11:59 PM ET on May 14, 2025 by dialing (800) 770-2030 (from within the U.S.) or (609) 800-9909 (from outside of the U.S.) and referencing access code "1482282".

ABOUT BROOKDALE SENIOR LIVING

Brookdale Senior Living Inc. is the nation’s premier operator of senior living communities. With 647 communities across 41 states and the ability to serve approximately 58,000 residents as of March 31, 2025, Brookdale is committed to its mission of enriching the lives of seniors through compassionate care, clinical expertise, and exceptional service. The Company, through its affiliates, operates independent living, assisted living, memory care, and continuing care retirement communities, offering tailored solutions that help empower seniors to live with dignity, connection, and purpose. Leveraging deep expertise in healthcare, hospitality, and real estate, Brookdale creates opportunities for wellness, personal growth, and meaningful relationships in settings that feel like home. Guided by its four cornerstones of passion, courage, partnership, and trust, Brookdale is committed to delivering exceptional value and redefining senior living for a brighter, healthier future. Brookdale's stock trades on the New York Stock Exchange under the ticker symbol BKD. For more information, visit brookdale.com or connect with Brookdale on Facebook at facebook.com/brookdaleseniorliving or YouTube at youtube.com/BrookdaleLiving.

DEFINITIONS OF REVPAR AND REVPOR

RevPAR, or average monthly senior housing resident fee revenue per available unit, is defined by the Company as resident fee revenue for the corresponding portfolio for the period (excluding revenue for private duty services provided to seniors living outside of the Company's communities), divided by the weighted average number of available units in the corresponding portfolio for the period, divided by the number of months in the period.

RevPOR, or average monthly senior housing resident fee revenue per occupied unit, is defined by the Company as resident fee revenue for the corresponding portfolio for the period (excluding revenue for private duty services provided to seniors living outside of the Company's communities), divided by the weighted average number of occupied units in the corresponding portfolio for the period, divided by the number of months in the period.

SAFE HARBOR

Certain statements in this press release and the associated earnings call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding the Company's intent, belief, or expectations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "could," "would," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "believe," "project," "predict," "continue," "plan," "target," "annualized," or other similar words or expressions, and include statements regarding the Company's expected financial and operational results. These forward-looking statements are based on certain assumptions and expectations, and the Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although the Company believes that expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its assumptions or expectations will be attained and actual results and performance could differ materially from those projected. Factors which could have a material adverse effect on the Company's operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, events which adversely affect the ability of seniors to afford resident fees, including downturns in the economy, housing market, consumer confidence, or the equity markets and unemployment among resident family members; the effects of senior housing construction and development, lower industry occupancy, and increased competition; conditions of housing markets, regulatory changes, acts of nature, and the effects of climate change in geographic areas where the Company is concentrated; terminations of the Company's resident agreements and vacancies in the living spaces it leases; changes in reimbursement rates, methods, or timing under governmental reimbursement programs including the Medicare and Medicaid programs; failure to maintain the security and functionality of the Company's information systems, to prevent a cybersecurity attack or breach, or to comply with applicable privacy and consumer protection laws, including HIPAA; the Company's ability to complete its capital expenditures in accordance with its plans; the Company's ability to identify and pursue development, investment, and acquisition opportunities and its ability to successfully integrate acquisitions; competition for the acquisition of assets; the Company's ability to complete pending or expected disposition, acquisition, or other transactions on agreed upon terms or at all, including in respect of the satisfaction of closing conditions, the risk that regulatory approvals are not obtained or are subject to unanticipated conditions, and uncertainties as to the timing of closing, and the Company's ability to identify and pursue any such opportunities in the future; risks related to the implementation of the Company's strategy, including initiatives undertaken to execute on the Company's strategic priorities and their effect on its results; any resurgence or variants of the COVID-19 pandemic; limits on the Company's ability to use net operating loss carryovers to reduce future tax payments; delays in obtaining regulatory approvals; the risks associated with tariffs and the uncertain duration of trade conflicts; disruptions in the financial markets or decreases in the appraised values or performance of the Company's communities that affect the Company's ability to obtain financing or extend or refinance debt as it matures and the Company's financing costs; the Company's ability to generate sufficient cash flow to cover required interest, principal, and long-term lease payments and to fund its planned capital projects; the effect of any non-compliance with any of the Company's debt or lease agreements (including the financial or other covenants contained therein), including the risk of lenders or lessors declaring a cross default in the event of the Company's non-compliance with any such agreements and the risk of loss of the Company's property securing leases and indebtedness due to any resulting lease terminations and foreclosure actions; the inability to renew, restructure, or extend leases, or exercise purchase options at or prior to the end of any existing lease term; the effect of the Company's indebtedness and long-term leases on the Company's liquidity and its ability to operate its business; increases in market interest rates that increase the costs of the Company's debt obligations; the Company's ability to obtain additional capital on terms acceptable to it; departures of key officers and potential disruption caused by changes in management; increased competition for, or a shortage of, associates, wage pressures resulting from increased competition, low unemployment levels, minimum wage increases and changes in overtime laws, and union activity; environmental contamination at any of the Company's communities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against the Company, including putative class action complaints; negative publicity with respect to any lawsuits, claims, or other legal or regulatory proceedings; costs to respond to, and adverse determinations resulting from, government inquiries, reviews, audits, and investigations; the cost and difficulty of complying with increasing and evolving regulation, including new disclosure obligations; changes in, or its failure to comply with, employment-related laws and regulations; the risks associated with current global economic conditions and general economic factors on the Company and the Company's business partners such as inflation, commodity costs, fuel and other energy costs, competition in the labor market, costs of salaries, wages, benefits, and insurance, interest rates, tax rates, tariffs, geopolitical tensions or conflicts, and uncertainty surrounding a new presidential administration, the impact of seasonal contagious illness or other contagious disease in the markets in which the Company operates; actions of activist stockholders, including a proxy contest; as well as other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission ("SEC"), including those set forth in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect management's views as of the date of this press release and/or associated earnings call. The Company cannot guarantee future results, levels of activity, performance or achievements, and, except as required by law, it expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained in this press release and/or associated earnings call to reflect any change in the Company's expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based.

Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
(in thousands, except per share data)	2025	2024
Resident fees	$777,454	$744,241
Management fees	2,620	2,618
Reimbursed costs incurred on behalf of managed communities	33,790	35,972
Total revenue	813,864	782,831

Facility operating expense (excluding facility depreciation and amortization of $86,209 and $79,904, respectively)	556,987	542,550
General and administrative expense (including non-cash stock-based compensation expense of $3,979 and $3,273, respectively)	47,874	45,732
Facility operating lease expense	52,874	51,496
Depreciation and amortization	90,976	86,127
Asset impairment	1,787	1,708
Costs incurred on behalf of managed communities	33,790	35,972
Income (loss) from operations	29,576	19,246

Interest income	3,648	4,778
Interest expense:
Debt	(54,659)	(53,456)
Financing lease obligations	(5,600)	(5,061)
Amortization of deferred financing costs	(3,630)	(2,257)
Change in fair value of derivatives	(1,142)	3,087
Gain (loss) on debt modification and extinguishment, net	(35,220)	—
Non-operating gain (loss) on sale of assets, net	—	704
Other non-operating income (loss)	1,358	3,338
Income (loss) before income taxes	(65,669)	(29,621)
Benefit (provision) for income taxes	676	40
Net income (loss)	(64,993)	(29,581)
Net (income) loss attributable to noncontrolling interest	14	15
Net income (loss) attributable to Brookdale Senior Living Inc. common stockholders	$(64,979)	$(29,566)

Basic and diluted net income (loss) per share attributable to Brookdale Senior Living Inc. common stockholders	$(0.28)	$(0.13)
Weighted average shares used in computing basic and diluted net income (loss) per share	230,678	225,890

Condensed Consolidated Balance Sheets

(in thousands)	March 31, 2025	December 31, 2024
Cash and cash equivalents	$239,731	$308,925
Marketable securities	—	19,879
Restricted cash	38,181	39,871
Accounts receivable, net	57,894	51,891
Prepaid expenses and other current assets, net	118,227	92,371
Total current assets	454,033	512,937
Property, plant and equipment and leasehold intangibles, net	4,545,827	4,594,401
Operating lease right-of-use assets	1,108,329	1,133,837
Other assets, net	97,502	94,387
Total assets	$6,205,691	$6,335,562

Current portion of long-term debt	$64,116	$40,779
Current portion of financing lease obligations	1,226	37,007
Current portion of operating lease obligations	101,834	111,104
Other current liabilities	388,536	390,873
Total current liabilities	555,712	579,763
Long-term debt, less current portion	4,248,486	4,022,008
Financing lease obligations, less current portion	25,192	266,895
Operating lease obligations, less current portion	1,155,945	1,174,204
Other liabilities	72,221	78,787
Total liabilities	6,057,556	6,121,657
Total Brookdale Senior Living Inc. stockholders' equity	146,719	212,475
Noncontrolling interest	1,416	1,430
Total equity	148,135	213,905
Total liabilities and equity	$6,205,691	$6,335,562

Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
(in thousands)	2025	2024
Cash Flows from Operating Activities
Net income (loss)	$(64,993)	$(29,581)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss (gain) on debt modification and extinguishment, net	35,220	—
Depreciation and amortization, net	94,606	88,384
Asset impairment	1,787	1,708
Deferred income tax (benefit) provision	(1,157)	(425)
Operating lease expense adjustment	(3,853)	(13,089)
Change in fair value of derivatives	1,142	(3,087)
Loss (gain) on sale of assets, net	—	(704)
Non-cash stock-based compensation expense	3,979	3,273
Property and casualty insurance income	(1,415)	(2,626)
Changes in operating assets and liabilities:
Accounts receivable, net	(6,002)	(1,253)
Prepaid expenses and other assets, net	(5,104)	1,708
Prepaid insurance premiums financed with notes payable	(22,392)	(23,319)
Trade accounts payable and accrued expenses	(15,148)	(25,109)
Refundable fees and deferred revenue	4,719	2,725
Operating lease assets and liabilities for lessor capital expenditure reimbursements	2,013	249
Net cash provided by (used in) operating activities	23,402	(1,146)
Cash Flows from Investing Activities
Sale and maturities of marketable securities	20,000	30,000
Capital expenditures, net of related payables	(41,817)	(44,399)
Acquisition of assets	(311,028)	—
Proceeds from sale of assets, net	—	849
Property and casualty insurance proceeds	1,415	2,642
Change in lease acquisition deposits, net	5,000	—
Purchase of interest rate cap instruments	(2,170)	(629)
Proceeds from interest rate cap instruments	1,900	4,659
Other	(55)	(68)
Net cash provided by (used in) investing activities	(326,755)	(6,946)
Cash Flows from Financing Activities
Proceeds from debt	320,673	80,923
Repayment of debt and financing lease obligations	(70,338)	(20,502)
Payment of financing costs, net of related payables	(5,909)	(2,934)
Payments of employee taxes for withheld shares	(4,757)	(3,397)
Net cash provided by (used in) financing activities	239,669	54,090
Net increase (decrease) in cash, cash equivalents, and restricted cash	(63,684)	45,998
Cash, cash equivalents, and restricted cash at beginning of period	379,840	349,668
Cash, cash equivalents, and restricted cash at end of period	$316,156	$395,666

Non-GAAP Financial Measures

This earnings release contains the financial measures Adjusted EBITDA and Adjusted Free Cash Flow, which are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). Presentations of these non-GAAP financial measures are intended to aid investors in better understanding the factors and trends affecting the Company’s performance and liquidity. However, investors should not consider these non-GAAP financial measures as a substitute for financial measures determined in accordance with GAAP, including net income (loss), income (loss) from operations, or net cash provided by (used in) operating activities. The Company cautions investors that amounts presented in accordance with the Company’s definitions of these non-GAAP financial measures may not be comparable to similar measures disclosed by other companies because not all companies calculate non-GAAP measures in the same manner. The Company urges investors to review the following reconciliations of these non-GAAP financial measures from the most comparable financial measures determined in accordance with GAAP.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP performance measure that the Company defines as net income (loss) excluding: benefit/provision for income taxes, non-operating income/expense items, and depreciation and amortization; and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, legal, cost reduction, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include non-cash impairment charges, operating lease expense adjustment, non-cash stock-based compensation expense, and transaction, legal, and organizational restructuring costs. Transaction costs include those directly related to acquisition, disposition, financing, and leasing activity and stockholder relations advisory matters, and are primarily comprised of legal, finance, consulting, professional fees, and other third-party costs. Legal costs include charges associated with putative class action litigation. Organizational restructuring costs include those related to the Company’s efforts to reduce general and administrative expense and its senior leadership changes, including severance.

The Company believes that presentation of Adjusted EBITDA as a performance measure is useful to investors because (i) it is one of the metrics used by the Company’s management for budgeting and other planning purposes, to review the Company’s historic and prospective core operating performance, and to make day-to-day operating decisions; (ii) it provides an assessment of operational factors that management can impact in the short-term, namely revenues and the controllable cost structure of the organization, by eliminating items related to the Company’s financing and capital structure and other items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods; (iii) the Company believes that this measure is used by research analysts and investors to evaluate the Company’s operating results and to value companies in its industry; and (iv) the Company uses the measure for components of executive compensation.

Adjusted EBITDA has material limitations as a performance measure, including: (i) excluded interest and income tax are necessary to operate the Company’s business under its current financing and capital structure; (ii) excluded depreciation, amortization, and impairment charges may represent the wear and tear and/or reduction in value of the Company’s communities, goodwill, and other assets and may be indicative of future needs for capital expenditures; and (iii) the Company may incur income/expense similar to those for which adjustments are made, such as gain/loss on sale of assets, facility operating lease termination, or debt modification and extinguishment, non-cash stock-based compensation expense, and transaction, legal, and other costs, and such income/expense may significantly affect the Company’s operating results.

The tables below reconcile Adjusted EBITDA from net income (loss).

	Three Months Ended
(in thousands)	March 31, 2025	March 31, 2024
Net income (loss)	$(64,993)	$(29,581)
Provision (benefit) for income taxes	(676)	(40)
Loss (gain) on debt modification and extinguishment, net	35,220	—
Non-operating loss (gain) on sale of assets, net	—	(704)
Other non-operating (income) loss	(1,358)	(3,338)
Interest expense	65,031	57,687
Interest income	(3,648)	(4,778)
Income (loss) from operations	29,576	19,246
Depreciation and amortization	90,976	86,127
Asset impairment	1,787	1,708
Operating lease expense adjustment	(3,853)	(13,089)
Non-cash stock-based compensation expense	3,979	3,273
Transaction, legal, and organizational restructuring costs	1,674	351
Adjusted EBITDA	$124,139	$97,616

Adjusted Free Cash Flow

Adjusted Free Cash Flow is a non-GAAP liquidity measure that the Company defines as net cash provided by (used in) operating activities before: distributions from unconsolidated ventures from cumulative share of net earnings, changes in prepaid insurance premiums financed with notes payable, changes in operating lease assets and liabilities for lease termination, cash paid/received for gain/loss on facility operating lease termination, and lessor capital expenditure reimbursements under operating leases; plus: property and casualty insurance proceeds; less: non-development capital expenditures and payment of financing lease obligations. Non-development capital expenditures are comprised of corporate and community-level capital expenditures, including those related to maintenance, renovations, upgrades, and other major building infrastructure projects for the Company’s communities and is presented net of lessor reimbursements. Non-development capital expenditures do not include capital expenditures for: community expansions, major community redevelopment and repositioning projects, and the development of new communities.

The Company believes that presentation of Adjusted Free Cash Flow as a liquidity measure is useful to investors because (i) it is one of the metrics used by the Company’s management for budgeting and other planning purposes, to review the Company’s historic and prospective sources of operating liquidity, and to review the Company’s ability to service its outstanding indebtedness, pay dividends to stockholders, engage in share repurchases, and make capital expenditures, including development capital expenditures; and (ii) it provides an indicator to management to determine if adjustments to current spending decisions are needed.

Adjusted Free Cash Flow has material limitations as a liquidity measure, including: (i) it does not represent cash available for dividends, share repurchases, or discretionary expenditures since certain non-discretionary expenditures, including mandatory debt principal payments, are not reflected in this measure; (ii) the cash portion of non-recurring charges related to gain/loss on facility lease termination generally represent charges/gains that may significantly affect the Company’s liquidity; and (iii) the impact of timing of cash expenditures, including the timing of non-development capital expenditures, limits the usefulness of the measure for short-term comparisons.

The tables below reconcile Adjusted Free Cash Flow from net cash provided by (used in) operating activities.

	Three Months Ended
(in thousands)	March 31, 2025	March 31, 2024
Net cash provided by (used in) operating activities	$23,402	$(1,146)
Net cash provided by (used in) investing activities	(326,755)	(6,946)
Net cash provided by (used in) financing activities	239,669	54,090
Net increase (decrease) in cash, cash equivalents, and restricted cash	$(63,684)	$45,998

Net cash provided by (used in) operating activities	$23,402	$(1,146)
Changes in prepaid insurance premiums financed with notes payable	22,392	23,319
Changes in assets and liabilities for lessor capital expenditure reimbursements under operating leases	(2,013)	(249)
Non-development capital expenditures, net	(41,127)	(50,591)
Property and casualty insurance proceeds	1,415	2,642
Payment of financing lease obligations	(289)	(262)
Adjusted Free Cash Flow	$3,780	$(26,287)

Contact:
Jessica Hazel
VP Investor Relations
(615) 564-8104
Jessica.Hazel@brookdale.com